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                                                                    EXHIBIT 99.1


                               RAYCHEM CORPORATION
                    AMENDED AND RESTATED 1990 INCENTIVE PLAN


SECTION 1.  PURPOSE; DEFINITIONS.

         (a) Purpose. The purpose of the Plan is to provide selected eligible employees of, and consultants to, Raychem Corporation, a Delaware corporation, its subsidiaries and affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them.

         (b) Definitions. For purposes of the Plan, the following terms have the following meanings:

                  (i) "Award" means any award under the Plan, including any Option, Restricted Stock, or Performance Share Award.

                  (ii) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

                  (iii) "Board" means the Board of Directors of the Company.

                  (iv) "Change in Control" has the meaning set forth in Section 8(a).

                  (v) "Change in Control Price" has the meaning set forth in
         Section 8(c).

                  (vi) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  (vii) "Commission" means the Securities and Exchange Commission and any successor agency.

                  (viii) "Committee" means the Committee referred to in Section 2, or the Board in its capacity as administrator of the Plan in accordance with Section 2.

                  (ix) "Company" means Raychem Corporation, a Delaware corporation.

                  (x) "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

                  (xi) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  (xii) "Fair Market Value" means as of any given date the closing sales price of the Stock reported on the New York Stock Exchange Composite Tape or, if no sale of Stock occurs on such date, the fair market value of the Stock as determined by the Committee in good faith.

                  (xiii) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of
         Section 422 of the Code.

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                  (xiv) "Option" means an option granted under Section 5.

                  (xv) "Performance Criteria" shall mean the following measures of performance: total stockholder return, stock price, cash value added, economic value added, operating margin, asset turnover, sales growth, asset growth, return on investment, earnings per share, return on equity, return on assets, return on capital, operating cash flow, cost of capital, net income, net operating profit, customer satisfaction, and employee satisfaction.

                  (xvi) "Performance Period" means the period determined by the Committee under Section 7(a).

                  (xvii) "Performance Share" means the equivalent, as of any time such assessment is made, of the Fair Market Value of one share of Stock.

                  (xviii) "Performance Share Award" means an Award under Section 7.

                  (xix) "Plan" means this Raychem Corporation 1990 Incentive Plan, as amended from time to time.

                  (xx) "Restricted Stock" means an Award of Stock subject to restrictions, as more fully described in Section 6.

                  (xxi) "Restriction Period" means the period determined by the Committee under Section 6(b).

                  (xxii) "Retirement" has the same meaning as in the "Raychem Corporation Pension Plan" as in effect from time to time.

                  (xxiii) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

                  (xxiv) "Stock" means the Common Stock, $1.00 par value, of the Company, and any successor security.

                  (xxv) "Subsidiary" has the meaning set forth in Section 424 of the Code.

                  (xxvi) "Supplemental Stock Option" means any Option that is not an Incentive Stock Option.

                  (xxvii) "Tax Date" means the date defined in Section 9(f).

                  (xxviii) "Termination" means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, employed by, or consulting to, the Company, a subsidiary or an affiliate; provided, however, that for purposes of this definition, Termination shall not include a change in status from an employee of, to a consultant to, the Company or any subsidiary or affiliate, or vice versa.


SECTION 2.  ADMINISTRATION.

         (a) Committee. The Plan shall be administered by the Board or, upon delegation by the Board, either in its entirety or only as it relates to persons subject to Section 16 of the Exchange Act, by a committee of the Board. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that

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the Committee (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee and (ii) so long as not otherwise required for the Plan to comply with Rule 16b-3, may delegate to one or more officers or directors of the Company authority to grant Awards to persons who are not subject to Section 16 of the Exchange Act with respect to Stock. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

         (b) Authority. The Committee shall grant Awards to eligible employees and consultants. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

                  (i) select the officers, employees and consultants to whom Awards may be granted;

                  (ii) determine whether and to what extent Awards are to be granted under the Plan;

                  (iii) determine the number of shares to be covered by each Award granted under the Plan;

                  (iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee; and

                  (v) determine to what extent and under what circumstances any Award payments may be deferred by a participant.

         (c) Committee Determinations Binding. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award and any Award Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.


SECTION 3.  STOCK SUBJECT TO PLAN.

         (a) Number of Shares. The total number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan shall be 7,750,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 7,750,000 share limitation.

         (b) Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number of shares of Stock specified in Section 3(c), in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

         (c) Individual Limitation. The Company may not issue Options or Performance Shares with a Fair Market Value exercise price as of the date of grant covering in the aggregate more than 500,000 shares of Stock (subject to adjustments and substitutions as required under Section 3(b) above) to any one participant in any one-year period. If and when the Committee establishes performance criteria for the award of Options with an exercise price of less than Fair Market Value or the award of Restricted Stock,

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the Company may limit the number of shares issuable under such Awards to the extent required to comply with the limitation on amounts deductible by the Company under Section 162(m) of the Code.

SECTION 4.  ELIGIBILITY.

         Awards may be granted to officers and other key employees of, and consultants to, the Company, its subsidiaries and affiliates (excluding members of the Committee and any person who serves only as a director).


SECTION 5.  STOCK OPTIONS.

         (a) Types. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant to any participant Incentive Stock Options, Supplemental Stock Options or both types of Options. Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 424 of the Code) or Subsidiaries. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option shall constitute a Supplemental Stock Option.

         (b) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions:

                  (i) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, and no Supplemental Stock Option shall be exercisable more than fifteen (15) years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, the Incentive Stock Option shall not be exercisable more than five (5) years after the date of grant.

                  (ii) Grant Date. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Committee to grant the Option. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

                  (iii) Exercise Price. Except as provided in Section 9(v), the exercise price per share of Stock purchasable under an Option shall be equal to at least 85% of the Fair Market Value on the date of grant, and in the case of Incentive Stock Options shall be equal to at least the Fair Market Value on the date of grant; provided, however, that if, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, then the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

                  (iv) Exercisability. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.

                  (v) Method of Exercise; Payment. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.

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                  (vi) No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such
         Section 422.


SECTION 6.  RESTRICTED STOCK.

         (a) Price. Participants awarded Restricted Stock, within forty-five
(45) days of receipt of the applicable Award Agreement, which in no event shall be later than ten (10) days after the Award grant date, shall pay to the Company an amount equal to the par value of the Stock subject to the Award. If such payment is not made and received by the Company by such date, the Award of Restricted Stock shall lapse.

         (b) Restrictions. Except as provided in Section 9(v), subject to the provisions of the Plan and the Award Agreement, during the Restriction Period set by the Committee, commencing with, and not exceeding ten (10) years from, the date of such award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

         (c) Dividends. Unless otherwise determined by the Committee, with respect to dividends on shares of Restricted Stock, dividends payable in cash shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

         (d) Termination. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 6(b), in the event of a Termination during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.


SECTION 7.  PERFORMANCE SHARES.

         (a) Awards. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Share Award, which period shall be at least two (2) years (subject to Section 8) and not more than six (6) years. The consideration payable by a participant with respect to a Performance Share Award shall be an amount determined by the Committee in the exercise of the Committee's discretion at the time of the Award; provided, however, that the amount of consideration may be zero and may in no event exceed 50% of the Fair Market Value at the time of grant. The Committee shall determine the Performance Criteria to be used in awarding Performance Shares and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Committee shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may consist of Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the Performance Criteria for such Performance Share Awards are met. Such number of shares of Stock may be fixed or may vary in accordance with such Performance Criteria as may be determined by the Committee. The Committee may provide that (i) amounts equivalent to interest at such rates as the Committee may determine, or (ii) amounts equivalent to dividends paid by the Company upon outstanding Stock shall be payable with respect to Performance Share Awards.

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         (b) Termination. Except as otherwise provided in the Award Agreement or determined by the Committee, in the event of a Termination during a Performance Period, the participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

         (c) Form of Payment. Payment shall be made in the form of cash or whole shares of Stock, as the Committee, in its discretion, shall determine.


SECTION 8.  CHANGE IN CONTROL.

         (a) Definition of "Change in Control". For purposes of Section 8(b), a "Change in Control" means the occurrence of any one of the following:

                  (i) Any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) the solicitation of proxies (within the meaning of Rule 14a-1(k) under the Exchange Act and any successor rule with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

                  (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction, or any other event which the Committee determines, in its discretion, would materially alter the structure of the Company or its ownership.

         (b) Impact of Event. In the event of a "Change in Control" as defined in Section 8(a), but only if and to the extent so specifically determined by the Committee in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were members of the Committee at the time such determination was made, acceleration and valuation provisions no more favorable to participants than the following may apply:

                  (i) Subject to Section 5(b)(vi), any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become fully vested.

                  (iii) The value (net of any exercise price) of all outstanding Options and Restricted Stock, unless otherwise determined by the Committee at or after grant and subject to Rule 16b-3, shall be cashed out on the basis of the "Change in Control Price", as defined in
         Section 8(c), as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

                  (iv) Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met.

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         (c) Change in Control Price. For purposes of this Section 8, "Change in
Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Tape or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Options.


SECTION 9.  GENERAL PROVISIONS.

         (a) Award Grants. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued employment or consulting, as the Committee shall determine. Performance objectives may vary from participant to participant and among groups of participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted options, including previously granted Options having higher exercise prices.

         (b) Award Agreement. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award agreement by the Company and the Plan participant, but a delay in execution of the agreement shall not affect the validity of the Option grant.

         (c) Certificates. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable federal, state or foreign securities law.

         (d) Termination. Unless otherwise provided in the applicable Award Agreement or by the Committee, in the event of Termination for any reason other than death, Retirement or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within three (3) months after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. If Termination is due to death or Disability or, in the case of Awards granted prior to August 2, 1991, Retirement, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of Retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within two (2) years from the date of Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award). For Awards granted on or after August 2, 1991 and before August 12, 1994, if Termination is due to Retirement, Awards held at the date of Termination shall become fully exercisable or payable, as the case may be, and may be exercised, in whole or in part, by the participant, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within three (3) years from the date of such Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award). For Awards granted on or after August 12, 1994, if Termination is due to Retirement, Awards held at the date of Termination shall become fully exercisable or payable, as the case may be, and may

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be exercised, in whole or in part, by the participant, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within five (5) years from the date of such Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award).

         (e) Delivery of Purchase Price. If and only to the extent authorized by the Committee, participants may make all or any portion of any payment due to the Company

                  (i) with respect to the consideration payable for an Award,

                  (ii) upon exercise of an Award, or

                           (iii) with respect to federal, state, local or foreign tax payable in connection with an Award, by delivery of (x) cash, (y) check, or (z) any property other than cash (including a promissory note of the participant or shares of Stock or securities) so long as, if applicable, such property constitutes valid consideration for the Stock under applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five (5) years or shall be of a principal amount exceeding 90% of the purchase price paid by the borrower. To the extent participants may make payments due to the Company upon grant or exercise of Awards by the delivery of shares of Stock or other securities, the Committee, in its discretion, may permit participants constructively to deliver for any such payment securities of the Company held by the participant for at least three
         (3) months or, if such securities were acquired through the exercise of an Award, for at least six (6) months. Constructive delivery shall be effected by (i) identification by the participant of shares intended to be delivered constructively, (ii) confirmation by the Company of participant's ownership of such shares (for example, by reference to the Company's stock records, or by some other means of verification), and (iii) if applicable, upon exercise, delivery to the participant of a certificate for that number of shares equal to the number of shares for which the Award is exercised less the number of shares constructively delivered. If authorized by the Committee, exercise of an Option may be made pursuant to a "cashless exercise/sale" procedure pursuant to which funds to pay for exercise of the Option are delivered to the issuer by a broker upon receipt of stock certificates from the issuer, or pursuant to which participants obtain margin loans from brokers to fund the exercise of the Option.

         (f) Tax Withholding. If and to the extent authorized by the Committee, in its sole discretion, a person who has received an Award or payment under an Award, may make an election (i) to deliver to the Company a promissory note of the participant on the terms set forth in Section 9(e), (ii) to tender to the Company previously owned shares of Stock, or (iii) to have shares of Stock to be obtained upon exercise of the Award or lapse of restrictions applicable to an Award withheld by the Company on behalf of the participant, to pay the amount of tax that the Committee, in its discretion, determines to be required to be withheld by the Company.

         Any shares tendered to or withheld by the Company shall be valued at Fair Market Value on such date. The value of the shares of Stock tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

         Unless the Committee permits otherwise, the participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable, all applicable federal, state, local and foreign withholding taxes that the Committee, in its discretion, determines to result from the lapse of restrictions imposed upon an Award or upon exercise of an Award or from a transfer or other disposition of shares of Stock acquired upon exercise or payment of an Award or otherwise related to the Award or shares of Stock acquired in connection with an Award.

         (g) No Transferability. No Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution, except as expressly permitted in the participant's Award Agreement. During the life of a participant, except as expressly permitted in the

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Award Agreement, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the participant or participant's guardian or legal representative.

         (h) Adjustment of Awards; Waivers. Subject to Section 5(b)(vi), the Committee may adjust the performance goals and measurements applicable to Awards
(i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such participant.

         (i) Non-Competition. The Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such participant's agreement (and compliance with such agreement) to (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

         (j) Dividends. The reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment pursuant to Section 6(c) shall only be permissible if sufficient shares of Stock are available under
Section 3 for such reinvestment (taking into account then outstanding Awards).

         (k) Regulatory Compliance. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock, Common Shares, or Preferred Shares upon any securities exchange or under any state or federal law,
(ii) the consent or approval of any government or regulatory body or (iii) an agreement by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (l) Listing. So long as the Stock is listed on the New York Stock Exchange, shares of Stock for use under the provisions of the Plan shall not be issued until they have been duly listed, upon official notice of issuance, on the New York Stock Exchange and any other exchanges determined by the Board.

         (m) Rights as Stockholder. Unless the Plan or the Committee expressly specifies otherwise, an optionee shall have no rights as a stockholder with respect to any shares covered by an Award until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a certificate evidencing the shares of Stock. Subject to Sections 3(b) and 6(c), no adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

         (n) Beneficiary Designation. The Committee, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

         (o) Additional Plans. Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees and consultants.

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         (p) No Employment Rights. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

         (q) Rule 16b-3. Notwithstanding any provision of the Plan, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

         (r) Governing Law. Except as required by the Delaware General Corporation Law, the Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

         (s) Use of Proceeds. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

         (t) Unfunded Status of Plan. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

         (u) Assumption by Successor. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of "Company".

         (v) Award Limitations

                  (i) Notwithstanding the provisions of Section 5(b) (iii), except as provided in Section 9(v) (iv) and (v) below, the exercise price per share of Stock purchasable under Options other than Incentive Stock Options shall be equal to at least the Fair Market Value on the date of grant unless the discount below Fair Market Value is expressly granted by the Committee in lieu of an otherwise payable amount of salary or cash bonus.

                  (ii) Notwithstanding the provisions of Section 6(b), except as provided in Section 9(v) (iv) and (v) below, the Restriction Period of an Award of Restricted Stock shall be at least three years unless the restriction is performance-based, in which event the Restriction Period shall be at least one year.

                  (iii) Notwithstanding the last sentence of Section 9(a) or the first sentence of Section 10, except as provided in Section 9(v) (v) below, the Committee may substitute new Options for previously granted Options having higher exercise prices or amend the exercise price of outstanding options to lower such exercise price only where such substitutions or amendments would, when aggregated with all Awards that do not satisfy the specific limitations of this Section 9(v) (i) and (ii), cover not more than 5% of the shares of Stock reserved for issuance under the Plan. Such substitutions or amendments shall be initiated only to fulfill a legitimate corporate purpose (such as, without limitation, retention of a key employee) and then only in order to maintain option value when due to extreme circumstances beyond management's control.

                  (iv) Notwithstanding the foregoing, the Administrator may grant Awards that do not satisfy the specific limitations of this Section 9(v)
(i) and (ii) so long as such Awards, in aggregate with Awards described in
Section 9(v) (iii), do not cover more than 5% of the shares of Stock reserved for issuance under this Plan.

                  (v) Notwithstanding the foregoing, the provisions of this
Section 9(v) do not apply to the first 4,950,000 shares reserved for issuance under this Plan.

SECTION 10.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter or discontinue the Plan or any Award (subject to the provisions of Section 9(v) (iii)), but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the participant's consent. In addition, to the extent required for the Plan to comply with Rule 16b-3 or, with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code, the Board may not amend or alter the Plan without the approval of a majority of the votes cast at a duly held stockholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would:

         (a) except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Awards under the Plan;

         (b) except as expressly provided in the Plan, change the minimum price terms of Section 5(b)(iii);

         (c) change the class of employees and consultants eligible to participate in the Plan;

         (d) extend the maximum Option period under Section 5(b)(i); or

         (e) materially increase the benefits accruing to participants under the Plan.


SECTION 11.  EFFECTIVE DATE OF PLAN.

         The Plan shall be effective on the date it is adopted by the Board but all Awards shall be conditioned upon approval of the Plan at a duly held stockholders' meeting by the affirmative vote of the holders of a majority of the voting power of the shares of the Company represented in person or by proxy and entitled to vote at the meeting.

SECTION 12.  TERM OF PLAN.

         No Award shall be granted on or after October 31, 2000, but Awards granted prior to October 31, 2000 may extend beyond that date.

                                      -21-